UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2014

SEANIEMAC INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Nevada	000-54286	20-4292198
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

780 New York Avenue, Suite A, Huntington, New York	11743
(Address of principal executive offices)	(Zip Code)

(386) 409-0200
Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 20, 2014, SeanieMac International, Ltd. (the “Company”) entered into an exclusive marketing agreement (the “Marketing Agreement”) with Overseas BC Marketing, Inc. (“BC Marketing”), pursuant to which the Company retained BC Marketing to market the Company’s online web-based waging services and products globally, in all jurisdictions where and to the extent gaming with bitcoin and other crypto waging will be acceptable, on an exclusive basis as it concerns (a) bitcoins and all other crypto currency gambling, and (b) parties that have been introduced by BC Marketing and conducted gambling at least once (the “Services”).

Pursuant to the terms of the Marketing Agreement, BC Marketing agreed to promote the Company’s gaming platform website. Except as otherwise provided in the Marketing Agreement, all marketing expenses incurred pursuant to the Marketing Agreement are the sole responsibility of BC Marketing.

In exchange for BC Marketing’s services, the Company agreed to pay BC Marketing 20% of all gross profit on the Company’s gross revenue up to $900,000 per month, and 25% of all gross profit on gross revenue over $900,000 per month of the Services.

The Company also agreed to issue to BC Marketing 7,000,000 shares of Company common stock, subject to vesting as set forth in the Marketing Agreement. One million of the shares vest immediately. An additional 2,500,000 shares will vest if the average turnover of wagering as a result of the Services during the first 18 months following effectiveness of the Marketing Agreement is at least $900,000 per month. An additional 2,500,000 shares will vest if the average turnover of wagering as a result of the Services during the next 12 months is at least $1,800,000 per month. The final 1,000,000 shares will vest if the average turnover of wagering as a result of the Services during the next 12 months is at least $2,500,000 per month.

If the average turnover of wagering as a result of the Services during the first 18 months following effectiveness of the Marketing Agreement is not at least $900,000 per month, the Company may terminate the Marketing Agreement upon six months’ prior written notice, during which time BC Marketing may cure.

The foregoing description of the Marketing Agreement is a summary only and is qualified in its entirety by reference to the full text of the Marketing Agreement, filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 8.01.	Other Events.

On January 30, 2015, the Company issued a press release announcing entry into the Marketing Agreement. A copy of the press release is filed as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Exclusive Marketing Agreement dated as of August 20, 2014 by and between SeanieMac International, Ltd. and Overseas BC Marketing, Inc.

99.1	Press release of SeanieMac International, Ltd. issued January 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEANIEMAC INTERNATIONAL, LTD.

Date: January 30, 2015	By:	/s/ Barry M. Brookstein
Barry M. Brookstein, Chief Executive Officer and Chief Financial Officer